Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K/A of Amperico Ltd. (f/k/a Bitsian Ltd. and f/k/a Amperico Corp., the "Company") for the fiscal year ended May 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Mark Powers, Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 10, 2020	By:	/s/ Mark Powers
Mark Powers, Chief Executive Officer and Chief Financial Officer